UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14 (a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6 (E) (2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

WHIRLPOOL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person (s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee  (Check the appropriate box) :

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6 (i) (4) and 0-11.

(1)	Title of each class of securities to which transactions applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transactions computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined) :

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notes:

Reg. (S) 240.14a-101

SEC 1913 (3–99)

The following notice will appear on Whirlpool Corporations’s corporate intranet site:

Whirlpool stockholders: Vote your shares

Whirlpool Corporation’s 2013 Annual Meeting of Stockholders will be held on April 16, 2013. Employees who own Whirlpool Corporation stock through a broker will receive instructions from their brokers about how to vote their shares. Employees who own stock through the Whirlpool 401(k) Retirement Plan, the Employee Stock Purchase Plan or who are registered stockholders have received or will be receiving an email from id@proxyvote.com with the subject line: Confidential: To Be Opened By Addressee Only — WHIRLPOOL CORPORATION Annual Meeting. The email will direct you to the website. It includes a control number and further instructions about how to vote. Employees who hold stock through the 401(k) Plan must vote by 11:59 p.m. Eastern time on Thursday, April 11, 2013. Employees who are registered holders may vote through April 15, 2013.

What is the annual meeting of stockholders?

Whirlpool Corporation holds its annual meeting of stockholders every April on the third Tuesday of the month. At the meeting, stockholders receive an update on the state of the business and are able to cast their votes on items such as election of directors and other proposals.

What is the proxy statement?

The company’s board of directors encourages shareholders to vote their shares by proxy so that shareholders’ interests are fully represented whether or not the shareholders are at the annual meeting to vote in person. The annual proxy statement discloses information about the company and the annual meeting of stockholders, including the company’s financial performance, board members’ qualifications, executive compensation and stockholder proposals that are up for vote.

Whirlpool Corporation, its directors and executive officers and certain other persons may be deemed to be participants in the solicitation of proxies. Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the proxy statement and other relevant materials filed with the SEC (Securities and Exchange Commission).